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                                                                     EXHIBIT 5.1

                                        WATSON, FARLEY & WILLIAMS (NEW YORK) LLP
Our reference: 02375.50009/19078535 v2                           100 Park Avenue
                                                        New York, New York 10017

                                                              Tel (212) 922 2200

                                                              Fax (212) 922 1512

November 2, 2005

Teekay LNG Partners L.P.
TK House, Bayside Executive Park
West Bay Street and Blake Road
Nassau, Commonwealth of the Bahamas

TEEKAY LNG PARTNERS L.P. - REGISTRATION STATEMENT ON FORM F-1

Dear Sirs:

We have acted as special counsel as to matters of the law of the Republic of The Marshall Islands ("Marshall Islands Law") for Teekay LNG Partners L.P., a Marshall Islands limited partnership (the "Partnership"), in connection with the preparation of a Registration Statement on Form F-1 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the "Registration Statement") filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, with respect to the issuance and sale by the Partnership of up to 4,000,000 common units (the "Common Units") of the Partnership.

In so acting, we have examined originals, or copies, certified to our satisfaction, of (i) the First Amended and Restated Agreement of Limited Partnership dated May 10, 2005 (the "Partnership Agreement") of the Partnership,
(ii) the Registration Statement and the prospectus (the "Prospectus") included therein, (iii) the form of the underwriting agreement (the "Underwriting Agreement") to be executed among the Partnership, the representatives of the underwriters named therein, Teekay Shipping Corporation, a Marshall Islands corporation, Teekay GP L.L.C., a Marshall Islands limited liability company and the general partner (the "General Partner") of the Partnership, and Teekay LNG Operating L.L.C., a Marshall Islands limited liability company, relating to the issuance and sale of the Common Units, and (iv) originals, or copies certified to our satisfaction, of all such records of the Partnership, agreements and other documents, certificates of public officials, officers and representatives of the Partnership, the General Partner and other appropriate persons, and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed without independent investigation, (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or facsimile copies, and the authenticity of the originals of such copies and (b) the accuracy of the factual representations made to us by officers.

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Teekay LNG Partners L.P.
November 2, 2005                                                         Page  2


and other representatives of the Partnership and the General Partner, whether evidenced by certificates or otherwise.

This opinion is limited to Marshall Islands Law and is as of the effective date of the Registration Statement.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that, upon due execution and delivery of the Underwriting Agreement by the parties thereto substantially in the form examined by us, when the Common Units are issued and delivered against payment therefor in accordance with the terms of the Partnership Agreement, the Underwriting Agreement and the Registration Statement and Prospectus, the Common Units will be duly authorized, validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/S/ WATSON, FARLEY & WILLIAMS (NEW YORK) LLP


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Watson, Farley & Williams (New York) LLP is a limited liability partnership registered in England and Wales with registered number OC312253. It is regulated by the Law Society of England and Wales and its members are solicitors or registered foreign lawyers. A list of members of Watson, Farley & Williams (New
York) LLP and their professional qualifications is open to inspection at the above address. Any reference to a "partner" in relation to Watson, Farley & Williams (New York) LLP means a member, partner, consultant or employee of
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Watson, Farley & Williams (New York) LLP or an affiliated undertaking has an
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